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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               TOWNPAGESNET.COM PLC
                               --------------------
             (Exact name of registrant as specified in its charter)

             England and Wales                         Not Applicable
 ----------------------------------------   ------------------------------------
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)

            11 Market Square
            Alton, Hampshire, England, United Kingdom    GU34 1HD
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 (Address of principal executive offices)               (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A (c)(1) please check the following box. |_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A (c)(1) please check the following box. |X|

Securities to be registered pursuant to Section 12 (b) of the Act:

            Title of each class                Name of each exchange on which
            to be so registered                each class is to be registered
            -------------------                ------------------------------

        American Depositary Shares                         AMEX
        evidencing ordinary shares,
        1 pence nominal value

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)


                                  Page 1 of 4
                            Exhibit Index on Page 4
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Item 1. Description of Registrant's Securities to be Registered.

      The information required by this Item is included under the captions "Description of Share Capital" (pages 59-63), "Description of American Depositary Receipts" (pages 64-70), of the Registrant's Registration Statement on Form F-1, Registration No. 333-72075 ("Form F-1"), filed by the Registrant with the Securities and Exchange Commission on February 10, 1999 as amended on March 18, 1999, March 26, 1999 and April 7, 1999 and incorporated herein by this reference.

Item 2. Exhibits

      I. The following documents are included as exhibits to Form F-1, as indicated, and are incorporated herein by this reference:

            1* Articles of Association of TownPagesNet.com plc (Exhibit 3.1 to form F-1)

            2* Form of Specimen American Depositary Share (Exhibit 4.1 to Form F-1)

            3*    Memorandum of Association of Registrant (Exhibit 3.2 to Form
                  F-1)

            4* Form of Representative's Warrant Agreement between us and the representative, including the form of Representative's Warrant (Exhibit 4.3 to Form F-1)

      II. Not applicable.

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*     Incorporated by reference to Registrant's Registration Statement on Form
      F-1 (333-72075) as filed with the Securities and Exchange Commission on February 10, 1999, as amended


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                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 19, 1999

                                        TOWNPAGESNET.COM PLC

                                        By: /s/ Andrew Neville Lyndon-Skeggs
                                            ------------------------------------
                                            Andrew Neville Lyndon-Skeggs
                                            President, Managing Director and
                                            Chief Executive Officer


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                                 EXHIBIT INDEX

      I. The following documents are included as exhibits to the Registrant's Registration Statement on Form F-1, as amended, Registration No. 333-72075 ("Form F-1), as indicated, and are incorporated herein by this reference:

            1. Articles of Association of TownPagesNet.com plc (Exhibit 3.1 to Form F-1)

            2. Form of specimen American Depositary Share (Exhibit 4.1 to Form F-1)

            3.    Memorandum of Association of Registrant (Exhibit 3.2 to Form
                  F-1)

            4. Form of Representative's Warrant between us and the Representative, including the form of Representative's Warrant (Exhibit 4.3 to Form F-1)


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